                                                                    EXHIBIT 11.1
                           DRILEX INTERNATIONAL INC.

                           COMPUTATION OF NET INCOME
                    PER COMMON AND COMMON EQUIVALENT SHARE

              (In thousands of dollars, except per share amounts)

                                                    Three Months Ended
                                                         March 31,
                                                 ------------------------
                                                    1997          1996
                                                 -----------   ----------
Net income....................................   $         3   $      526
Interest expense on convertible promissory       ===========
 note, net of tax.............................                         33
                                                               ----------
As adjusted for fully diluted computation.....                 $      559
                                                               ==========
Weighted average common shares outstanding....     6,706,255    4,381,205

Incremental shares attributable to
 outstanding stock options and warrants.......       121,261      171,051
                                                 -----------   ----------
Weighted average common and common
 equivalent shares outstanding................     6,827,516    4,552,256
                                                 ===========
Incremental shares attributable to
 conversion of convertible promissory note....                    361,962
                                                               ----------
As adjusted for fully diluted computation.....                  4,914,218
                                                               ==========
Net income per common and common
 equivalent share:
   Primary....................................   $       .00   $      .12
                                                 ===========   ==========
   Fully diluted..............................                 $      .11
                                                               ==========

Note: The computations in this exhibit are presented in accordance with Regulation S-K, Item 601(b)(11). Under the provisions of Accounting Principles Board Opinion No. 15, the fully diluted amounts are not presented in the Company's Consolidated Statement of Income, since such amounts are not dilutive.